Exhibit 31.4

CERTIFICATIONS

I, Timothy W. Baker, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Cynosure, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ TIMOTHY W. BAKER
Timothy W. Baker
Executive Vice President, Chief Financial Officer and Treasurer

Date: April 29, 2013